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                                                                    EXHIBIT 23.4



                                    CONSENT


                                       OF


                       PRUDENTIAL SECURITIES INCORPORATED



     We hereby consent to (i) the inclusion of our opinion letter to the Board of Directors of Resource Bancshares Mortgage Group, Inc. ("RBMG") as Annex D to the Proxy Statement/Prospectus of RBMG included in the Registration Statement on Form S-4 of RBMG (No. 333-29245) and (ii) references made to our firm and such opinion in (A) such Proxy Statement/Prospectus and (B) the Letter to Stockholders of RBMG accompanying such Proxy Statement/Prospectus. In giving this consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



/s/  Prudential Securities Incorporated


November 26, 1997